Exhibit 10.1

FIRST AMENDMENT TO LOAN AGREEMENT,

NON-REVOLVING LINE OF CREDIT PROMISSORY NOTE,

ASSIGNMENT AND SECURITY AGREEMENT AND PLEDGE OF DEPOSIT

ACCOUNT, SALVAGE PROCEEDS ACCOUNT, AND

ASSIGNMENT AND SECURITY AGREEMENT AND PLEDGE OF DEPOSIT

ACCOUNT, INTEREST RESERVE ACCOUNT

THIS First Amendment To Loan Agreement, Non-Revolving Line Of Credit Promissory Note, Assignment And Security Agreement And Pledge Of Deposit Account, Salvage Proceeds Account, And Assignment And Security Agreement And Pledge Of Deposit Account, Interest Reserve Account (“Amendment”) is made and entered into as of the 7th day of May, 2015, by and between ODYSSEY MARINE EXPLORATION, INC., a Nevada corporation (“Borrower”), and FIFTH THIRD BANK, an Ohio banking corporation, (“Lender”).

RECITALS

A. Borrower requested, and Lender made available to Borrower, a loan (the “Loan”) in the amount of $10,000,000.00, as evidenced by that certain Non-Revolving Line of Credit Promissory Note made by Borrower in favor of Lender dated May 7, 2014, in the original principal amount of Ten Million and 00/100 Dollars ($10,000,000.00) (the “Note”). The Loan is evidenced and secured by, among other things, (i) that certain Loan Agreement made by Borrower and Lender, dated May 7, 2014 (the “Loan Agreement”), (ii) that certain Collateral Assignment of Rights to Proceeds from Borrower to Lender, dated May 7, 2014 (the “Proceeds Assignment”) encumbering Borrower’s rights to proceeds from that certain Master Services Agreement dated March 7, 2014 (the “Master Services Agreement”) between Borrower and Ira O. Kane as Receiver for Recovery Limited Partnership and Columbus Exploration, LLC (the “Receiver”) for recovery of gold coins and gold bars from the wreck of the SS Central America, certain property as more particularly described therein (the “Collateral”), (iii) that certain Assignment and Security Agreement and Pledge of Deposit Account, Salvage Proceeds Account, from Borrower to Lender, dated May 7, 2014 (the “Salvage Account Assignment”) encumbering Borrower’s Deposit Account #[***] (which replaced Account #[***]) established with Lender, (iv) that certain Assignment and Security Agreement and Pledge of Deposit Account, Interest Reserve Account, from Borrower to Lender, dated May 7, 2014 (the “Reserve Account Assignment”) encumbering Borrower’s Deposit Account #[***] (which replaced Account #[***]) established with Lender, and (v) that certain UCC Financing Statement filed May 23, 2014, with the Nevada Secretary of State, initial filing number 2014012912-8 (the “Financing Statement”). The Note, Loan Agreement, Proceeds Assignment, Salvage Account Assignment, Reserve Account Assignment, Financing Statement, and all other documents evidencing, securing, executed or delivered in connection with the Loan are referred to hereinafter as the “Loan Documents.”

B. Borrower is also the borrower from Lender under (i) that certain Renewal Commercial Term Promissory Note dated July 11, 2013, in the original principal amount of Five Million and 00/100 Dollars ($5,000,000.00), and (ii) that certain Renewal Commercial Promissory Note dated July 11, 2013, in the original principal amount of One Million Three Hundred Two Thousand and 00/100 Dollars ($1,302,000.00) secured, among other things, by a mortgage on certain real property owned by Borrower (the “Additional Loans”).

C. Borrower has requested Lender to extend the Maturity Date of the Note, and Lender is willing to extend Maturity Date of the Note on the terms and conditions hereinafter set forth.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the parties hereto do hereby agree as follows:

1. Recitals. The Recitals hereinabove contained are true and correct and are made a part hereof.

2. Definitions. Capitalized terms used but not defined herein shall have the meaning ascribed thereto in the Loan Documents.

3. Loan Extension. So long as no Event of Default (as hereafter defined) occurs hereunder and subject to the conditions set forth in this Amendment, Lender agrees to extend the Maturity Date of the Note through December 17, 2015 (the “Extended Maturity Date”).

4. Payments to Lender. In addition to the terms of payment set forth in the Note and other Loan Documents, Borrower shall make the following payments to Lender:

(a) Borrower shall simultaneously with the execution of this Amendment pay to Lender the interest due under the Loan as of May 7, 2015 in the amount of $33,165.72.

(b) On or before August 31, 2015, Borrower shall make a principal payment under the Note of not less than One Million Four Hundred Thousand and 00/100 Dollars ($1,400,000.00). Thereafter, the principal balance of the Note shall not be permitted by Borrower to exceed the amount reasonably determined from time to time by Lender to be the amount of Compensation remaining to be paid by the Receiver to Borrower under Article 8 of the Master Services Agreement. Borrower shall pay from time to time to Lender within five (5) business days from notice the amount of principal necessary to maintain compliance with the preceding sentence.

(c) If Borrower receives in excess of One Million and 00/100 Dollars ($1,000,000.00) in the aggregate outside of the normal course of its business operations, including without limitation in the form of equity investment or loan repayment, then Borrower shall pay to Lender within two (2) business days after demand the amount of such excess required by Lender against the principal due on the Loan or any of the Additional Loans, as determined by Lender in its sole and absolute discretion. “Normal course of business operations” shall mean marine archeological exploration, shipwreck salvage services, deep-ocean mineral exploration, and the provision to government and companies of deep-ocean expertise, equipment and vessel charter. Notwithstanding the foregoing, there shall not be included in the foregoing excess payment requirement (i) amounts received by Borrower pursuant to that certain Purchase Agreement dated March 11, 2015 (as amended through April 29, 2015, the “Purchase Agreement”), among the Borrower, Minera del Norte, S.A. de C.V. (“MINOSA”), and Penelope Mining LLC, upon the issuance of up to 31,300,297 shares of the Borrower’s Class AA Preferred Stock and the issuance of up to 31,300,297 shares of the

Borrower’s common stock issuable upon conversion of the Class AA Preferred Stock, in each case calculated after giving effect to the one-for-six reverse stock split contemplated by Proposal 3(b) of the Borrower’s Proxy Statement for its annual meeting of shareholders to be held June 9, 2015 (the “Proxy Statement”), (ii) any remaining loan amounts that may be received on the $14.75 million aggregate loan from MINOSA described in the Purchase Agreement, or (ii) any financing received for a specific project and dedicated exclusively for that project.

(d) Borrower shall pay simultaneously with execution of this Amendment funds in the aggregate amount of (i) all costs and expenses incurred in connection with the negotiating and preparation of this Amendment and the transactions contemplated hereby, including without limitation Lender’s attorneys’ fees and costs, and (ii) the credit extension fee in the amount of $20,000.00.

(e) Borrower shall continue to pay accrued interest monthly on the 7th day of each month until the Extended Maturity Date, at which time all principal and accrued interest shall be immediately due and payable.

(f) If Borrower’s shareholders fail, on or before June 9, 2015, to adopt and approve the Purchase Agreement, the Loan shall be in default and all principal and accrued interest under the Note shall be immediately due and payable.

5. Amendments to Account Assignments. The Salvage Account Assignment is amended to replace Deposit Account #[***] with Deposit Account #[***]. The Reserve Account Assignment is amended to replace Deposit Account #[***] with Deposit Account #[***].

6. Closing Requirements. As a condition precedent to Lender’s execution and delivery of this Agreement:

(a) Lender shall have received the following documents, duly authorized and executed by Borrower, each in form and substance satisfactory to Lender in Lender’s sole and absolute discretion:

(i)	an original of this Agreement (or counterparts hereto), duly authorized and executed by Borrower;

(ii)	Borrower’s Certificate;

(iii)	Assurance Agreement;

(iv)	Allonge to the Note;

(v)	Closing Statement;

(vi)	Such other documents or instruments deemed to be necessary or proper by Lender to effectuate the terms of this Agreement; and

(vii)	Receiver’s acknowledgement and consent to the assignment by Borrower to Lender of Borrower’s rights to proceeds under the Master Services Agreement, in accordance with the Collateral Assignment of Rights to Proceeds from Borrower in favor of Lender;

(b) Lender shall have received from Borrower such financial information as contained in the sworn Borrower’s Affidavit, which has been executed at the same time as this Agreement.

(c) Borrower shall be in compliance with all of the other terms of the Loan and the Additional Loans.

7. Covenants. Borrower agrees as follows:

(a) Borrower shall not obtain or enter into any additional financing or indebtedness other than pursuant to the Purchase Agreement, or otherwise encumber or allow any lien against any assets of Borrower, without the prior written consent of Lender, which may be withheld by Lender in Lender’s sole and absolute discretion.

(b) No later than the tenth (10th) day of each month starting June 2015, Borrower shall submit to Lender a written report, in form and content acceptable to Lender, concerning the progress of monetization of the recovered cargo from the SS Central America and the legal proceedings relating to the salvage, custody and the proceeds from monetization of the recovered cargo.

(c) Borrower shall continue to comply with all applicable covenants, obligations, terms and conditions of the Loan Documents, the Additional Loans and this Amendment.

(d) Borrower acknowledges and agrees that any default under any indebtedness existing from time to time of Borrower to Lender of any kind or nature, including without limitation the Loan and/or the Additional Loans, is a default under all indebtedness of Borrower to Lender, whether or not so specified in the provisions of any particular loan. In addition, Borrower acknowledges and agrees that Lender shall have the benefit of all collateral given by Borrower to or for the benefit of Lender with respect to all indebtedness of Borrower to Lender, with the result that all indebtedness of Borrower to Lender is cross-defaulted and cross-collateralized, whether or not so specified in the provisions of any particular loan.

8. Confirmation of the Loan and the Amounts Due. Borrower, in consideration of the matters described in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, hereby covenants and agrees for the benefit of Lender and its respective successors, transferees, participants and assigns as follows:

(a) As of May 7, 2015, the aggregate outstanding balances on the Note, prior to payments under Section 4 above, are:

Principal	$7,684,514.25
Interest	$33,165.72

TOTAL	$7,717,679.97

Borrower acknowledges that such amount excludes attorneys’ fees and expenses incurred by Lender in connection with this Amendment.

(b) The Loan Documents and all documents given in connection with the Additional Loans are valid and enforceable according to their terms.

9. Events of Default. In addition to events of default set forth in the Loan Documents and the Additional Loans, Lender shall be entitled to exercise all rights and remedies available under the Loan Documents, the Additional Loans and applicable law upon the occurrence of the following events (each, an “Event of Default”):

(a) if any of the representations, warranties or covenants made by Borrower either set forth in this Amendment or in any of the Loan Documents or in any documents relating to the Additional Loans or in any other document delivered in connection with this Amendment are determined at any time to have been known to Borrower to be false or misleading in any material respect when made and adversely affect the interests of Lender; or

(b) if Borrower fails to duly and promptly observe, perform and discharge any covenant, term, condition or agreement contained in this Amendment or in any of the Loan Documents or any documents relating to the Additional Loans (without the application of any applicable notice or cure period set forth therein).

10. Remedies. Upon the occurrence of an Event of Default under this Amendment, in addition to all of the rights and remedies available to Lender under the Loan Documents and applicable law, interest shall be calculated retroactively from May 7, 2015, at the Default Interest Rate, such that all accrued and accruing default interest shall become immediately due and payable. Borrower acknowledges and confirms that all grace or cure periods provided in any of the Loan Documents are hereby deleted and of no force or effect, and, upon the occurrence of an Event of Default, Lender shall be entitled to immediately exercise all rights and remedies available under this Amendment, the Loan Documents, the Additional Loans and applicable law against Borrower, including the right to declare the unpaid principal balance and accrued but unpaid interest on the Note and the Additional Loans, and all other amounts due under the Note, the Loan Documents and the Additional Loans, at once due and payable.

11. Representations and Warranties and Agreements. Borrower represents and warrants, covenants and agrees, as applicable, as follows:

(a) Borrower hereby affirms and warrants that all of the warranties made in the Loan Documents, and any other documents or instruments recited herein or executed with respect thereto directly or indirectly, are true and correct as of the date hereof and that Borrower is not in default of any of the foregoing nor aware of any default with respect thereto, and that Borrower has no defenses or rights of offset with respect to any indebtedness to the Bank. Borrower hereby releases the Bank from any cause of action against it existing as of the date of execution hereof. The rights and defenses being waived and released hereunder include without limitation any claim or defense based on the Bank having charged or collected interest at a rate greater than that allowed to be contracted for by applicable law as changed from time to time, provided, however, in no event shall such waiver and release be deemed to change or modify the terms of the Loan Documents which provide that sums paid or received in excess of the maximum rate of interest allowed to be contracted for by applicable law, as changed from time to time, reduce the principal sum due, said provision to be in full force and effect.

(b) this Agreement is a valid, binding and enforceable obligation of Borrower and does not violate any law, rule, regulation, contract or agreement otherwise enforceable by or against the Borrower;

(c) all financial statements delivered by Borrower to Lender prior to the date of this Agreement present fairly, in all material respects, the financial condition and results of operations of the Company on a consolidated basis as of the dates and for the periods stated therein;

(d) Borrower has engaged an attorney or attorneys in connection with the preparation and review of this Agreement, has specifically discussed with its attorneys the meaning and effect of this Agreement, and has carefully read and understood the scope of each provision contained herein, and has not relied upon any representation or statement made by Lender or by any representative of Lender with regard to the subject matter, basis or effect of this Agreement;

(e) Borrower has entered into this Agreement voluntarily and has not been coerced by Lender or any other party in any manner and have received actual and adequate consideration to enter into this Agreement;

(f) Borrower shall comply with all applicable terms and conditions of the Loan Documents as amended by this Amendment;

(g) Borrower has the power and authority to execute, deliver and perform all terms under this Agreement and all related documents to which it is a party and has taken all necessary action to authorize such execution, delivery and performance. Borrower’s execution of this Agreement and its performance of its obligations hereunder are not subject to any further approval, vote or contingency from any person or committee;

(h) Borrower has disclosed all pending or threatened litigation, administrative ruling or investigation by any federal or state agency having jurisdiction over Borrower which, if determined adversely to Borrower, would have a material adverse effect on such Borrower’s execution, delivery, or enforceability of this Agreement;

(i) The execution and delivery of this Agreement and the performance by Borrower of its obligations hereunder will not conflict with or be a breach of any provision of any law, regulation, judgment, order, decree, writ, injunction, contract, agreement or instrument to which Borrower is subject; and Borrower has obtained any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by Borrower thereof; and

(j) Borrower believes, and has no cause or reason to not believe, that Borrower can perform each and every covenant contained in this Agreement.

(k) This Amendment shall be deemed a Florida contract and shall be construed according to the laws of the State of Florida, regardless of whether this Amendment is executed by certain of the parties hereto in other states.

(l) Borrower confirms and ratifies that all Loan Documents, as amended by this Amendment, and all other documents given by Borrower to Lender in connection with the Loan are and remain valid, binding and enforceable.

12. Bankruptcy. Borrower hereby agrees that, in consideration of the recitals and mutual covenants contained herein, and for other good and valuable consideration, including the forbearance of Lender from exercising the rights and remedies otherwise available to it under the Loan Documents, the receipt and sufficiency of which are hereby acknowledged, in the event Borrower shall (i) file with any bankruptcy court of competent jurisdiction or be the subject of any petition (which Borrower fails to discharge within sixty (60) days of the filing of such petition) under Title 11 of the U.S. Code, as amended; (ii) be the subject of any order for relief issued under such Title 11 of the U.S. Code, as amended; (iii) file or be the subject of any petition (which Borrower fails to discharge within sixty (60) days of the filing of such petition) seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency, or other relief for debtors; (iv) seek or consent to or acquiesce in the appointment of any trustee, receiver, conservator, or liquidator; or (v) be the subject of any order, judgment or decree entered by any court of competent jurisdiction approving a petition filed against such party for any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency, or relief for debtors, Lender shall thereupon be entitled to relief from any automatic stay imposed by Section 362 of Title 11 of the U.S. Code, as amended, or otherwise, on or against the exercise of the rights and remedies otherwise available to Lender as provided in Loan Documents, and as otherwise provided by law. Borrower further represents and warrants that Borrower has not entered into this Amendment or the transactions contemplated herein to provide preferential treatment to Lender or any other creditor of Borrower in anticipation of seeking relief under the Bankruptcy Code, nor has Borrower entered into this Amendment or the transactions contemplated herein with the actual intent to hinder, delay or defraud any creditors of Borrower.

13. No Novation. It is the intent of the parties hereto that this Amendment shall not in any way adversely affect the lien rights or any other rights or obligations of the parties under the Loan Documents. To the extent this Amendment or any provision hereof shall be construed by a court of competent jurisdiction as operating to subordinate the lien priority of the Loan Documents to any claim which would otherwise be subordinate thereto (and provided that ruling is not appealed or appealable), such provision or provisions shall be void and of no force and effect; except that this Amendment shall constitute, as to any provision so construed, a lien upon the collateral subordinate to such third person’s claims, incorporating by reference the terms of the Loan. The Loan Documents shall then be enforced pursuant to the terms therein contained, independent of any such provisions.

14. Sale of Loan Documents. Lender, to the extent already provided in the Loan Documents, may from time to time, without prior notice to Borrower, as the context so requires, sell or assign, in whole or in part, or grant participations in, the Note and/or the obligations evidenced thereby. In all events, the holder of any such sale, assignment or participation, if the applicable agreement between Lender and such holder so provides, shall be: (a) entitled to all the rights, obligations and benefits of Lender; and (b) deemed to hold and may exercise the rights of setoff or banker’s lien with respect to any and all obligations of such holder to Borrower in each case as fully as though Borrower were directly indebted to such holder. Lender may in its discretion give notice to Borrower of such sale, assignment or participation; however, the failure to give such notice shall not affect any of Lender’s or such holder’s rights.

15. Miscellaneous.

(a) Lender is under no obligation to grant or to make any further or additional loans to Borrower or to extend, amend or modify the Loan Documents or any other document executed in connection therewith.

(b) This Amendment shall be construed, interpreted, enforced and governed by and in accordance with the laws of the State of Florida, excluding the principles thereof governing conflicts of law.

(c) This Amendment shall be binding upon, and shall inure to the benefit of, the respective successors and assigns of the parties hereto.

(d) Time is of the essence of each provision of this Amendment.

(e) Borrower shall pay all documentary stamp taxes, if any, intangible taxes, if any, recording and filing costs and fees, Lender’s attorney’s fees and all other costs and fees whatsoever incurred with respect to, growing from or arising out of this Amendment and any other document or instrument executed in connection with this Amendment. Borrower hereby agrees to indemnify, defend and hold Lender harmless therefrom. If any such sums are advanced by Lender, they shall be due and payable on demand and shall bear interest at the Default Rate until paid.

(f) This Amendment, the Loan Documents and the Additional Loans constitute the entire agreement (including all representations and promises made) between the parties with respect to the subject matter hereof and no modification or waiver shall be effective unless in writing and signed by the party to be charged.

(g) The parties may execute this Amendment and any other agreement executed pursuant to it in counterparts. Each executed counterpart will be deemed to be an original, and all of them, together, will constitute the same agreement. This Amendment will become effective as of its stated date of execution, when each party has signed a counterpart and all the executed counterparts have been delivered to Lender.

(h) The Loan Documents and all of the documents executed in connection with the foregoing and any and all prior modifications and extensions to any and all of the foregoing, including without limitation that certain Agreement Waiving Right to Jury dated May 7, 2014, are hereby ratified, confirmed and approved in all respects except as specifically amended by this Amendment.

(i) In the event the conditions to the effectiveness of this Amendment are not satisfied on or prior to 5 p.m. on May 7, 2015, this Amendment shall be automatically null and void and of no further force or effect.

VENUE AND ORAL STATEMENT

ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF FLORIDA OR IN THE UNITED STATES DISTRICT COURT FOR THE MIDDLE DISTRICT OF FLORIDA. BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF FLORIDA AND OF THE UNITED STATES DISTRICT COURT FOR THE MIDDLE DISTRICT OF FLORIDA FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF FLORIDA. BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

BORROWER AND LENDER AGREE THAT THEY WAIVE ALL RIGHTS TO RELY ON OR ENFORCE ANY ORAL STATEMENTS MADE PRIOR TO OR SUBSEQUENT TO THE SIGNING OF THIS DOCUMENT.

WAIVER OF JURY TRIAL

BORROWER AND LENDER HEREBY AGREE AS FOLLOWS: (A) EACH OF THEM KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM, OR OTHER LITIGATION (AN “ACTION”) BASED UPON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY RELATED DOCUMENTS, INSTRUMENTS, OR AGREEMENTS (WHETHER ORAL OR WRITTEN AND WHETHER EXPRESS OR IMPLIED AS A RESULT OF A COURSE OF DEALING, A COURSE OF CONDUCT, A STATEMENT, OR OTHER ACTION OF EITHER PARTY); (B) NONE OF THEM MAY SEEK A TRIAL BY JURY IN

ANY SUCH ACTION; (C) NONE OF THEM WILL SEEK TO CONSOLIDATE ANY SUCH ACTION (IN WHICH A JURY TRIAL HAS BEEN WAIVED) WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED; AND (D) NONE OF THEM HAS IN ANY WAY AGREED WITH OR REPRESENTED TO THE OTHER OF THEM THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

[Remainder of Page Intentionally Left Blank]

[Signature page to Amendment]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

WITNESSES:		BORROWER:

	/s/ Teresa Jimenez		ODYSSEY MARINE EXPLORATION, INC., a Nevada corporation
Print Name:	Teresa Jimenez

	/s/ Melisa Rivera Zambrana	By:	/s/ Philip Devine
Print Name:	Melisa Rivera Zambrana	Name:	Philip Devine
		Title:	CFO

STATE OF Florida	)
) SS:
COUNTY OF Hillsborough	)

The foregoing instrument was acknowledged before me this 8th day of May, 2015, by Philip Devine, as the CFO of ODYSSEY MARINE EXPLORATION, INC., a Nevada corporation, on behalf of the banking corporation, who produced his driver’s license as identification.

/s/ Teresa Jimenez
NOTARY PUBLIC, State of Florida

Teresa Jimenez
Print Name

Commission No. 085112

My Commission Expires:1/27/2018

[Signature page to Amendment]

WITNESSES:	LENDER:

FIFTH THIRD BANK, an Ohio banking corporation
Print Name:

By:
Print Name:	Name:
Title:

STATE OF FLORIDA	)
) SS:
COUNTY OF COLLIER	)

The foregoing instrument was acknowledged before me this 8th day of May, 2015, by                                         , as the                                          of FIFTH THIRD BANK, an Ohio banking corporation, successor by merger with Fifth Third Bank, a Michigan banking corporation, on behalf of the banking corporation, who ❑ is personally known to me or ❑ produced his driver’s license as identification.

NOTARY PUBLIC, State of Florida

Print Name

Commission No.

My Commission Expires: